Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) relating to the Amended and Restated Reis, Inc. 2011 Omnibus Incentive Plan, of our report dated March 11, 2011, with respect to the consolidated financial statements of Reis, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP
Chicago, Illinois
June 30, 2011